UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 17, 2008

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission	75-2880496
(State or other jurisdiction of incorporation or organization)	File No.: 001-33182	(IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  3.01                                              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 17, 2008, Heelys, Inc. (the “Company”) received a deficiency letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Marketplace Rule 4350(d)(2)(A) due to the vacancy created by the resignation of Mr. James Kindley from his position as a director and a member of the Company’s audit committee, as disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2007.  At the time of Mr. Kindley’s resignation, the Company’s audit committee consisted of only three members.

Marketplace Rule 4350(d)(2)(A) requires each Nasdaq issuer to have at least three independent members on its audit committee (as defined by Nasdaq Rules 4200(a)(15) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934).  As such, since the time of Mr. Kindley’s resignation, the Company has not been in compliance with Marketplace Rule 4350(d)(2)(A) because the Company only has two of the three required independent audit committee members.

Under Marketplace Rule 4350(d)(4)(B), the Company has until the earlier of its next annual meeting (or if such meeting is held before June 16, 2008, then by June 16, 2008) or one year from the date of the event that caused the non-compliance under Marketplace Rule 4350(d)(2)(A) to cure such non-compliance.

On January 23, 2008, in accordance with Marketplace Rule 4803(a), the Company issued a press release regarding its receipt of the deficiency letter and the Nasdaq rules upon which such deficiency letter was based.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                Financial Statements and Exhibits.

(d)		Exhibits.

	99.1	Press Release of Heelys, Inc. dated January 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: January 23, 2008	By:	/s/ Michael W. Hessong
Michael W. Hessong
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Heelys, Inc. dated January 23, 2008.